Exhibit 10.2

CAR WASH PARTNERS, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2022

CAR WASH PARTNERS, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN

Table of Contents

Article Title Page

ARTICLE I Definitions 2

ARTICLE II Administration 9

ARTICLE III Eligibility and Participation 11

ARTICLE IV Deferral Elections and Company Contributions 12

ARTICLE V Participant Accounts and Investment of Deferred Amounts 14

ARTICLE VI Plan Benefits and Distributions 16

ARTICLE VII Amendment and Termination 20

ARTICLE VIII Miscellaneous 21

CAR WASH PARTNERS, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN

PURPOSE

Car Wash Partners, Inc. (the "Company") hereby amends and restates the Mister. Car Wash Deferred Compensation Plan (the "Plan") effective as of January 1, 2022, to retain and reward a select group of management or highly compensated employees of the Company. The Plan is an unfunded plan established and maintained for the primary purpose of providing certain key employees who contribute or who are expected to contribute substantially to the success of the Company with the opportunity to defer the receipt of compensation. The Plan is intended to comply in all respects with Code § 409A and those provisions of ERISA applicable to an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees.

WHEREAS The Company has maintained its existing plan in the form of an adoption agreement noting chosen alternatives for provisions outlined in a generic deferred compensation agreement since the inception of the Plan; and

WHEREAS The Company is authorized to amend provisions of the Plan under Article 11.8 of the original Plan Document; and

WHEREAS The Company wishes to update and clarify certain provisions of the Plan; and

WHEREAS The Company wishes to incorporate the details contained in the Adoption Agreement directly into the language of a Restated Plan Document;

THEREFORE The Company hereby amends and restates as follows, effective on January 1, 2022.

ARTICLE I

Definitions

"Account" or "Accounts" means, with respect to any Participant, a bookkeeping entry used as a measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan and subject to such limits, rules and procedures as the Committee from time to time may adopt under this Plan. The Committee and the Record Keeper may establish and use sub-accounts and other record keeping entries with respect to any Participant's Account including without limitation any Deferral Account, Participant, Company Contribution Account and Company Discretionary Account applicable to such Participant and accordance with Article V.

“Account Balance” means, with respect to any Participant at any particular time, the sum at such time of such Participant's (i) Deferral Account balance, (ii) Company Matching Account balance and (iii) Company Discretionary Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

"Affiliate" means a corporation, partnership, limited liability company or other entity that is required to be considered, together with the Company, as a single employer under

§414(b) of the Code (employees of controlled group of Companies) or §414(c) of the Code (employees of partnerships or limited liability companies under common control). For purposes of determining a controlled group of Companies under §414(b) of the Code, the language "at least 50 percent" shall be used instead of "at least 80 percent" each place it appears in §1563(a)(1), (2), and (3) of the Code. For purposes of determining trades or businesses that are under common control for purposes of

§414(c) of the Code, "at least 50 percent" shall be used instead of "at least 80 percent" each place it appears in Treasury Regulation §1 .414(c)-2. An entity shall not be considered an "Affiliate" for any period of time prior to satisfying the controlled group or common control tests described above.

"AnnuaI Company Discretionary Amount" means the benefit amount, if any, for any one Plan Year that is determined for a Participant in accordance with Article IV (c)(1).

"Annual Company Matching Amount" means the benefit amount, if any, for any one Plan Year that is determined for a Participant in accordance with Article IV (c)(2).

"Base Salary" means base salary earned with respect to services performed and payable in cash, exclusive of any of the following: bonuses, overtime, incentive payments and other performance-based forms of compensation, director and other special fees, expense allowances and reimbursements, severance. and any other forms of compensation, earnings or payments that are not regular in frequency and form (before reductions for, contributions to or deferrals under this Plan or any other profit sharing, 401(k), pension, deferred compensation or benefit plan sponsored by the Company or any Affiliate).

"Beneficiary" means one or more persons, trusts, estates, or other entities, designated in accordance with Article VI(g) that are entitled to receive benefits under this Plan upon the death of a Participant.

"Beneficiary Designation Form" means the form established from time to time by the Committee that a Participant completes, signs and returns to the Company to designate one or more Beneficiaries. Beneficiary Designation Forms may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose.

"Board" or "Board of Directors" shall mean the board of directors of the Company.

"Bonus" means any compensation relating to services performed that is granted or awarded apart from Base Salary and that is identified by the applicable Company or Affiliate as a "bonus" or “incentive compensation” (before reductions for, contributions to or deferrals under this Plan or any other profit sharing, 401(k), pension, deferred compensation or benefit plan sponsored by the Company or any Affiliate).

"Calendar Year" means the annual period measured from January 1 to December 31.

"Cause", means: (a) with respect to each Participant who has an employment agreement containing a definition of "cause" or "for cause", said definition as set forth in his or her employment agreement, and (b) with respect to all other Participants, and as determined in good faith by the Committee, willfully engaging in misconduct which is demonstrably and materially injurious to the Company or any Affiliate, unless the act or omission giving rise to such misconduct is done, or omitted to be done, by a Participant in good faith and with a sound reason to believe that such action or omission was in the best interest of the Company and its Affiliates.

"Change in Control" shall mean, provided that such definition shall be interpreted in a manner that is consistent with Code § 409A and regulations thereunder, the first to occur of any of the following:

(1)
the date that any one person or persons acting as a group acquires ownership of Company, together with stock held by such person or group, stock constituting more than fifty percent (50%) of the total fair market value or total voting power of the Company;

(2)
the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company;

(3)
the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or greater than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition; or

(4)
The date that a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or elections.

"Change in Control Distribution" shall have the meaning set forth in Article VI (e).

"Claimant" shall have the same meaning set forth in Article II (c).

"Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

"Committee" means the person(s) designated as Committee members or such other persons as the Company's Board of Directors from time to time may designate to serve as members of the Committee hereunder. In the absence of any Committee, or should the Committee be unable or unwilling to serve, the Company shall perform the duties of the Committee under this Plan.

"Company" shall mean CAR WASH PARTNERS, INC. and its successors.

"Company Discretionary Account" means, with respect to any Participant (but subject in the case of each Participant to Article IV (c)(1), an Account consisting of the sum of (i) all of the Participant's Annual Company Discretionary Amounts, plus (ii) Notional Investment Adjustments in value credited or debited thereon in accordance with Article 4 of this Plan, less (iii) all distributions from such account.

"Company Matching Account" means, with respect to any Participant (but subject in the case of each Participant to Article IV (c)(2), an Account consisting of the sum of (i) all of the Participant's Annual Company Matching Amounts, plus (ii) Notional Investment Adjustments in value credited or debited thereon in accordance with Article V (c) of this Plan, less (iii) all distributions from such account.

(b)
"Day" means a calendar day or any part thereof.

(c)
"Deferral Account" means an Account consisting of the sum of (i) all of a Participant's Annual Deferral Amounts, plus (ii) Notional Investment Adjustments in value credited or debited thereon in accordance with Article 4 of this Plan, less (iii) all distributions from such account.

"Deferral Election Form" means notice filed by a Participant with the Record Keeper specifying the amount of the Participant's Pay Type(s) to be deferred, and the time and form of distribution payments .Deferral Election Forms may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose.

“Disability or Disabled" shall mean that a Participant, by reason of any medically determinable physical or mental impairment which can be expected to result in death or expected to last for a continuous period of not less than 12 months, and (1) has received income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company, or (2) is determined to be totally disabled by the Social Security Administration.

"Disability Benefit" means the benefit set forth in Article VI (b)(6). "Effective Date" shall mean January 1, 2022.

"Eligible Employee" means any employee of the Company or other Participating Employer who is selected to participate herein in accordance with the provisions of Article III hereof, and is one of a select group of management or highly compensated employees. Eligible Employee may also include selected Independent Contractors as determined in the complete and sole discretion of the Committee.

"Employee" means any individual who is employed by or providing services to the Employer. Employee means "service provider" as used in Treasury Regulation

§1.409A-1(l).

"Employer" or "Participating Employer" means the Company or Affiliate who is the legal employer of the Employee or service recipient in the case of an Independent Contractor.

"ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

"Hardship Distribution" means any distribution or waiver of deferral granted by the Committee pursuant to Article VI (d).

"Identification Date" for the purpose of identifying Specified Employees means each December 31.

"Independent Contractor" means a non-employee director or an independent contractor for whom deferred amounts will be subject to Section 409A as provided in Treasury Regulation §1 .409A-1(f)(2).

"Matching Contribution Limit" means the Maximum Contribution Limit set forth o be used and calculated as a limit on Annual Company Matching Amounts pursuant to Article IV (c). Such Limit shall be communicated to Participants on an annual basis.

"Matching Contribution Rate"means the respective percentage rate, which rate shall be used to calculate Annual Company Matching Amounts pursuant to Article IV (c), subject to the Matching Contribution Limit, and communicated to Participants on an annual basis.

"Notional Investment" means any security, fund, account, sub-account, index, formula or other instrument, asset, measure or method from time to time designated by the Committee as a means to calculate the amount of any Notional Investment Adjustment.

"NotionaI Investment Adjustment" means earnings, gains, losses and any other adjustments made with respect to any Annual Deferral Amount, Annual Company Matching Amount or Annual Company Discretionary Amount, which adjustments are made based on the performance of a Notional Investment pursuant to Article V.

"Notional Investment Election Form" means notice filed with the Record Keeper by or on behalf of a Participant (or his or her Beneficiaries, as provided below) specifying the allocation of the Participant's Annual Deferral Amount and how the Participant's Annual Deferral Amount, Annual Company Matching Amount and Annual Company Discretionary Amount, if any, are to be allocated under the Plan among the Notional Investments provided under the Plan. Notional investment Election Forms may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose. Upon the death of a Participant, for so long as such Participant's Beneficiaries retain an interest in such Participant's Account hereunder, such Beneficiaries may file Notional Investment Election Forms with respect to such Account in accordance with such policies and procedures as the Committee from time to time may specify for such purpose.

"Participant" means any Eligible Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Participation Agreement, a Deferral Election Form, a Notional Investment Election Form, (iv) whose signed Participation Agreement, Deferral Election Form, and Notional Investment Election Form are accepted by the Committee, and (v) who commences participation in the Plan. A spouse or former spouse (or beneficiary) of a Participant shall not be treated as a Participant in the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

"Participation Agreement" means the form established from time to time by the Committee that a Participant completes, signs and returns to the Company to become a Participant in this Plan. Participation Agreements may be completed and/or signed using such online systems and other electronic means as the Committee or Record Keeper from time to time may designate for such purpose.

"Plan" shall mean the Mister Car Wash Nonqualified Deferred Compensation Plan hereby created and as it may be amended from time to time.

"Plan Administrator" shall mean the Company or its designees or designated Committee.

"Plan Year" shall mean the period beginning December 28, 2015 and ending December 31, 2015 and thereafter, the 12-month period ending on December 31.

"Record Keeper" means the party designated as the Record Keeper, as such designation may be amended from time to time in the discretion of the Committee. In the absence of any such designation, or should the Record Keeper be unable or unwilling to serve, the Company shall perform the duties of the Record Keeper under this Plan.

“Refund of 401(k) Contribution” means a corrective distribution from Company’s 401(k) Plan.

"Retirement" means the Termination of Employment of a Participant on or after such Participant's Retirement Eligibility Date.

"Retirement Eligibility Date" means the date when the Participant achieves age 65 or older, or at age 55 with five (5) years of service.

"Section 409A" means Section 409A of the Code, as the same may be amended from time to time, and any successor statute thereto. References to Section 409A or any requirement under Section 409A, as the same may be interpreted, construed or applied to this Plan at any particular time, shall be deemed to mean and include, to the extent then applicable and then in force and effect (but not to the extent overruled, limited or superseded), published guidance, regulations, notices, rulings and similar announcements issued by the Internal Revenue Service or by the Secretary of the Treasury under or interpreting Section 409A, decisions by any court of competent jurisdiction involving a Participant or a beneficiary and any closing agreement made under §7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, all as determined by the Committee in good faith, which determination may (but shall not be required to) be made in reliance on the advice of such tax counsel or other tax professional(s) with whom the Committee from time to time may elect to consult with respect to any such matter.

“Separation from Service” shall mean termination of employment (as defined in Treasury Regulations § 1.409A-1(h)) and generally encompasses the circumstances when a Participant voluntarily or involuntarily terminates employment with the Company and all Affiliates, for any reason other than death. A termination of employment occurs if the facts and circumstances indicate that the Plan Administrator and the Participant reasonably anticipate that no further services will be performed after a certain date, or that the level of bona fide services the Participant will perform after such date (whether as an employee or an independent contractor) will decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for less than 36 months). Notwithstanding the foregoing, the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six (6) months, or if longer, so long as the Participant retains the right to reemployment with the Company or an Affiliate under an applicable statute or contract. When a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a period of at least six (6) months and such impairment causes the Participant to be unable to perform the duties of his or her position or any substantially similar position, a 29-month period of absence may be substituted for the 6-month period above.

“Specified Employee” shall mean a key employee (as defined in Code § 416(i) without regard to paragraph (5) thereof) of a Company or its Affiliates, any stock of which is publicly traded on an established securities market or otherwise. A Participant is a key employee if the Participant meets the requirements of Code §416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code

§416(i)(5)) at any time during the 12-month period ending each December 31. If a Participant is a key employee at any time during the 12-month period ending on such December 31, the Participant is treated as a Specified Employee for the 12-month period beginning on the following April 1. Whether any stock of Company or its successors is publicly traded on an established securities market or otherwise must be determined as of the date of the Participant’s Separation from Service. Any Participant who is at the level of Vice President or above, shall automatically be considered to be a Specified Employee, and any distribution to them shall be subject to a payment delay of six months.

“Unforeseeable Emergency” shall mean a severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code § 152(a)) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

"Year of Participation" shall mean each consecutive 12-month period beginning on the effective date of the Participant's first deferral election made in accordance with Article IV and each anniversary date thereafter.

ARTICLE II

Administration

(a)
Plan Administrator.

(1)
The Plan Administrator shall have complete control and discretion to manage the operation and administration of the Plan. Not in limitation, but in amplification of the foregoing, the Plan Administrator shall have the following powers:

(A)
To determine all questions relating to the eligibility of employees to participate or continue to participate;

(B)
To maintain all records and books of account necessary for the administration of the Plan;

(C)
To interpret the provisions of the Plan and to make and to publish such interpretive or procedural rules as are not inconsistent with the Plan and applicable law;

(D)
To compute, certify and arrange for the payment of benefits to which any Participant or beneficiary is entitled;

(E)
To process claims for benefits under the Plan by Participants or beneficiaries;

(F)
To engage consultants and professionals, including Record Keeper, to assist the Plan Administrator in carrying out its duties under this Plan; and

(G)
To develop and maintain such instruments as may be deemed necessary from time to time by the Plan Administrator to facilitate payment of benefits under the Plan.

(2)
The Plan Administrator may designate a committee to assist the Plan Administrator in the administration of the Plan and perform the duties required of the Plan Administrator hereunder.

(b)
Plan Administrator's Authority. The Plan Administrator may consult with Company officers, legal and financial advisers to the Company and others, but nevertheless the Plan Administrator shall have the full authority and discretion to act, and the Plan Administrator's actions shall be final and conclusive on all parties.

(c)
Claims and Appeal Procedure for Denial of Benefits. A Participant or a beneficiary ("Claimant") may file with the Plan Administrator a written claim for benefits if the Participant or beneficiary determines the distribution procedures of the Plan have not provided him/her proper interest in the Plan. The Plan Administrator must render a decision on the claim within a reasonable period of time of the Claimant's written claim for benefits, which is within ninety (90) days of Plan Administrator’s receipt of initial claim. The Plan Administrator must provide adequate notice in writing to the Claimant whose claim for benefits under the Plan the Plan Administrator has denied. The Plan Administrator's notice to the Claimant must set forth:

(1)
The specific reason for the denial;

(2)
Specific references to pertinent Plan provisions on which the Plan Administrator based its denial;

(3)
A description of any additional material and information needed for the Claimant to perfect his/her claim and an explanation of why the material or information is needed; and

(4)
That any appeal the Claimant wishes to make of the adverse determination must be made in writing to the Plan Administrator within sixty (60) days after receipt of the Plan Administrator's notice of denial of benefits. If the sixtieth (60th) day falls on a weekend, the immediately following business day is the deadline. The Plan Administrator's notice must further advise the Claimant that his/her failure to appeal the action to the Plan Administrator in writing will render the Plan Administrator's determination final, binding and conclusive. The Plan Administrator's notice of denial of benefits must identify the name and address of the Plan Administrator to whom the Claimant may forward his/her appeal.

If the Claimant should appeal to the Plan Administrator, he/she, or his/her duly authorized representative, must submit, in writing, whatever issues and comments he/she, or his/her duly authorized representative, believes are pertinent. The Claimant, or his/her duly authorized representative, may review pertinent Plan documents. The Plan Administrator will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. After receipt of the Claimant’s written request for review, the Plan Administrator must advise the Claimant of its decision within sixty (60) days after receipt of Claimant’s appeal.

ARTICLE III

Eligibility and Participation

(a)
Eligibility. The Company, in its sole discretion, shall determine those key management and highly compensated employees eligible to participate in the Plan. Accordingly, an employee of the Company who, in the opinion of the Company based upon its then current guidelines, has contributed or is expected to contribute to the growth and successful operations of the Company and who meets any additional criteria for eligibility that the Company, in its sole discretion, may adopt from time to time, will be eligible to become a Participant.

(b)
Rehired Employees. Except as otherwise required under Section 409A Requirements (or as otherwise approved by the Committee if permitted under Section 409A Requirements), a Participant who is rehired following a Termination of Employment, will be treated as a new employee, without affecting or suspending any benefit payment resulting from any previous participation in this Plan or previous Termination of Employment, and without implying any right to participate further in this Plan as a result of his or her re-employment. If such former Participant is selected to become an Eligible Employee under the Plan following his or her rehiring, such Participant may not commence participation in the Plan until the first day of the Plan Year following his or her submission of all required enrollment documents to the Record Keeper, and for purposes of any applicable vesting, he or she shall be treated as a new employee and new enrollee based on his or her most recent date of hire and participation as a new Participant in this Plan.

(c)
Participation. An eligible employee shall become a Participant upon receiving notification from the Plan Administrator and, if required, the timely filing of elections pursuant to Article IV.

ARTICLE IV

Deferral Elections and Company Contributions

(a)
Deferral Procedures.

(1)
Any Participant may elect to defer, for any calendar year, up to ninety percent (90%) of his/her base salary and/or ninety percent (90%) of any bonuses and incentive compensation paid during such calendar year as may be permitted by the Plan Administrator in its discretion. Deferral elections shall be in whole percentages or a stated dollar amount, not to exceed the maximum percentage as stated in this paragraph.

(2)
At the same time as the election of Base Salary, bonuses and incentive compensation, any Participant may elect to defer any Refund of 401K Contribution If so elected, no less than one-hundred percent (100%) of such refund must be elected.

(3)
Any election to defer a portion of Base Salary or all or a portion of any bonus and incentive compensation under this paragraph (a) must be delivered to the Plan Administrator prior to the January 1 of the calendar year in which the Base Salary, bonus or incentive compensation to be deferred are otherwise earned.

(4)
Notwithstanding the foregoing, an election may be made by a Participant to defer Base Salary, bonuses, and incentive compensation earned subsequent to his/her deferral election within the 30-day period following a Participant's initial eligibility to participate in the Plan. Further, any performance-based compensation shall be prorated based on the number of completed months remaining in the Plan Year.

(5)
A Participant must submit a new deferral election for each Plan Year. If a Participant fails to submit the appropriate election for any Plan Year, the Participant will be deemed to have elected not to defer under the Plan for the Plan Year to which such election would apply.

(b)
Elections. Any election by a Participant under this Article IV shall be made in a manner prescribed by the Plan Administrator (the terms of which are incorporated herein by reference), and shall specify the amount of compensation to be deferred.

(c)
Company Contributions. The Company may credit a Participant with a discretionary matching or non-matching contribution as determined by the Company.

(1)
Discretionary Contributions. As of each Plan Year, the Company may credit a Participant with a discretionary Company Contribution.

(2)
Matching Contributions. As of each Plan Year, the Company may credit a Participant with a matching contribution.

(3)
Except as otherwise determined by the Plan Administrator, all Company Contributions are distributed at separation of service.

ARTICLE V

Participant Accounts and Investment of Deferred Amounts

(a)
In General.

(1)
Any compensation deferred or Company Contributions which are made pursuant to this Plan shall be recorded by the Plan Administrator in a bookkeeping account maintained in the name of the Participant.

(2)
All amounts that are credited to Participant Accounts shall be credited solely for purposes of accounting and computation. A Participant shall not have any interest in or right to such Accounts at any time.

(b)
Subject to Claims. The Plan constitutes an unsecured promise by the Company to pay benefits in the future. Participants shall have the status of general unsecured creditors of the Company. The Plan is unfunded for Federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974. All amounts credited to a Participant's Accounts will remain the general assets of the Company and shall remain subject to the claims of the Company’s creditors until such amounts are distributed to the Participants.

(c)
Crediting of Earnings.

(1)
The Plan Administrator shall allow a Participant to make a hypothetical allocation of the amounts credited to his/her Accounts among investment options/indices that the Plan Administrator shall make available from time to time. The Plan Administrator shall establish procedures regarding Participant investment allocations as are necessary, which procedures shall be communicated to the Participants. If a Participant fails to make an investment election under this section for a particular Account, such Account shall be hypothetically allocated to receive a return tied to a money market fund option.

(2)
In the event a Participant has elected no deferrals but is credited with a discretionary Company Contribution, the Committee shall determine the hypothetical investment crediting at its discretion.

(3)
A Participant's Accounts shall be credited at least annually with notional earnings equal to the aggregate/weighted average return on the investment options/indices selected by the Participant, less expenses.

(d)
Valuation; Annual Statement. The value of Participant Accounts shall be determined by the Plan Administrator and the Plan Administrator may establish such accounting procedures as are necessary to account for the Participant's interest in the Plan. Each Participant Account shall be valued as of the last day of each Plan Year or more frequently as determined by the Plan Administrator. The Plan Administrator shall furnish each Participant with an annual statement of his/her Accounts.

(e)
Establishment of Trust

(1)
The Company may establish one or more trusts substantially in conformance with the terms of the model trust described in Revenue Procedure 92-64 to assist in meeting its obligations to Participants under this Plan (“rabbi trust”). Except as provided in paragraph (b) above and the terms of the trust agreement, any such trust or trusts shall be established in such manner as to permit the use of assets transferred to the trust and the earnings thereon to be used by the trustee solely to satisfy the liability of the Company in accordance with the Plan.

(2)
The Company, in its sole discretion, and from time to time, may make contributions to the Trust. Unless otherwise paid by the Company, all benefits under the Plan and expenses chargeable to the Plan shall be paid from the trust.

(3)
The powers, duties and responsibilities of the trustee shall be as set forth in the trust agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the trustee.

(f)
Alternative Funding Vehicles. In addition to, or in place of, creating and maintaining a rabbi trust, the Company may implement other financing arrangements for the purpose of paying some or all of the benefits provided under this Plan.

ARTICLE VI

Plan Benefits and Distributions

(a)
Plan Benefits. Upon a Separation from Service for any reason, a Participant will be entitled to a benefit equal to his/her vested Account balance as determined in accordance with this Article.

(b)
Timing of Payment. In the event that a Participant experiences a Separation from Service for any reason other than death, payment will commence in the form elected (see Article VI (d)(1)) as soon as practicable following the Participant’s Separation from Service but no later than 30 days following the separation date. Provided, however, if a payment is due at any time after the stock of the Company or its Affiliates is publicly traded on an established securities market or otherwise, any payment which is to be made upon a Separation from Service shall not be made earlier than the day following the six (6) month anniversary of the Separation from Service, or any earlier time upon which payment could be made to Specified Employees in accordance with the rules promulgated under Section 409A. Payment valuation will be calculated based upon the vested account balance as of the last business day of the month that the Separation from Service occurred.

(1)
In the event that a Participant experiences a Separation from Service as a result of death, the Account will be paid as a lump sum to the Participant’s beneficiary as soon as practicable as designated by the Plan Administrator up to and including December 31 of the calendar year following the calendar year in which death occurs. Payment valuation will be calculated based upon vested account balance as of the last business day of the month that the death of the participant occurred.

(2)
Payment valuation will be calculated based upon the account balance as of the last business day of the month immediately preceding the January of the chosen year. In the event that a Participant experiences a Separation from Service prior to receipt of the scheduled in-service distribution, the benefit will be paid as a lump sum as soon as practicable following the Separation from Service, but no longer than 60 days following the date of Separation from Service event, so long as the Participant is not a Specified Employee.

(c)
In the event of an Unforeseeable Emergency, the Plan Administrator may permit an early Hardship Distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Plan Administrator, in its sole discretion, determines that the Participant, or the Participant’s beneficiary, has experienced an Unforeseeable Emergency. If an Unforeseeable Emergency is determined to exist, a distribution may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the

Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d)
Vesting of Amounts Credited to Participants.

(1)
A Participant shall be at all times fully vested in his/her deferrals of his/her compensation.

(2)
A Participant shall be fully vested immediately in Company Contributions classified as matching contributions.

(3)
A Participant shall be vested in discretionary Company Contributions according to a schedule made at the time of the grant.

(4)
A Participant, however, shall become fully vested in any Company Contributions upon attainment of Retirement Eligibility Date or in the event of a Change in Control. Further, a Participant shall become fully vested in amounts credited to his/her Company Contributions upon the Participant’s Separation from Service resulting from death or his/her becoming Disabled. Upon a Participant’s termination of employment with the Company, prior to attaining Retirement Eligibility Date, for reasons other than death or becoming Disabled, the nonvested interest in his/her Accounts, if any, shall be forfeited.

(5)
The Plan Administrator may establish such accounting procedures as are necessary to accurately reflect each Participant's vested interest in contributions and earnings thereon that are credited to his/her Accounts.

(e)
Form of Benefit Payment.

(1)
Payment at Separation from Service (Termination) shall be in the form of a lump sum payment or installments of up to five (5) years.

(2)
Payment at Retirement: Upon commencing participation in the Plan, and at each open enrollment, a Participant shall elect to have his/her Plan Year contribution to the Plan paid upon Separation from Service at or after attainment of Retirement Eligibility in one or more of the following forms of payment:

(A)
Lump sum, or

(B)
Any number of years up to and including fifteen (15)

Such election shall be made in accordance with a manner prescribed by the Plan Administrator.

(3)
In the event a Participant elects to receive all or a portion of his/her benefit in installment payments, each such payment shall be equal to the balance in the Participant's Account(s) as of the end the month immediately preceding the anniversary date of the initial installment payment, divided by the number of payment years remaining (the "Factor"). For example, if a Participant elected 5 annual installments, as shown below:

5 Year Installment
Payment	Factor
1	5
2	4
3	3
4	2
5	1

(4)
A Participant will be permitted to elect to change the form or timing of the distribution of the balance of his/her Accounts to the extent permitted and in accordance with the requirements of Code § 409A, including the requirement that

(i) a re-deferral election may not take effect until at least twelve (12) months after such election is filed with the Company, (ii) an election to further defer a distribution (other than a distribution upon death, Disability or an unforeseeable emergency) must result in the first distribution subject to the election being made at least five (5) years after the previously elected date of distribution, and (iii) any re-deferral election affecting a distribution at a fixed date must be filed with the Company at least twelve (12) months before the first scheduled payment under the previous fixed date distribution election. Once a sub-account begins distribution, no such changes to distributions shall be permitted. Only one change election will be permitted for Separation from Service elections for each Plan Year contributions.

(5)
If the Participant fails to make an election as to the form of benefit payment at the time of each Plan year deferral election, the Participants' vested amount shall be paid in the form of a lump sum for the corresponding Plan year.

(6)
If the Participant experiences a Separation from Service prior to the Retirement Eligibility Date as a result of becoming Disabled, all vested amounts credited to his or her Accounts shall be paid to the Participant in a lump-sum, within sixty (60) days following Participant’s Separation from Service.

(7)
In the event of a Change in Control, the Plan Participant shall receive his or her vested amount in a lump sum. However, at the time a Plan Participant makes an initial election to defer, he or she may submit a one-time, irrevocable election for any and all deferrals under the Plan to continue to defer and receive no such distribution upon a Change in Control event.

(f)
Payment to Beneficiary.

(1)
If the Participant dies before or after payments have commenced, the unpaid amounts shall be paid to his/her beneficiary or beneficiaries designated in a lump sum.

(2)
A designation of beneficiaries shall be made in a manner prescribed by and filed with the Plan Administrator, and may be changed at any time by filing a new form with the Plan Administrator. If the Participant has designated no beneficiary, or if no beneficiary that he has designated survives him, then such unpaid amounts shall be paid to his/her estate. In the event of any dispute as to the entitlement of any beneficiary, the Plan Administrator's determination shall be final, and the Plan Administrator may withhold any payment until such dispute has been resolved.

(g)
Limited Cash Out The Company may exercise its sole discretion under Treas. Reg. Section 1.409A-3 (j)(4)(v) to cash out the company’s obligations to a participant under this plan so long as the amounts distributed are no greater than the applicable dollar amount under IRC Sect. 402 (g)(1)(B). Such limited cash out under these rules shall constitute the termination and liquidation of the entirety of the Participant’s interest under the plan, including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treas. Reg. Section 1.409A-1(c)(2). Once a Participant’s entire interest has been liquidated, such Participant shall no longer be an Eligible Participant.

(h)
Accounting Procedures. The Plan Administrator shall establish such accounting procedures as are necessary to implement the provisions of this Article.

ARTICLE VII

Amendment

(a)
In General. The Plan may be amended at any time, or from time to time, by the Company. Any such amendment shall be ratified and approved by the Company's Board of Directors.

(b)
Effect of Amendment. No such amendment shall affect the rights of any Participant with respect to any amounts credited to the Accounts of a Participant prior to such amendment.

(c)
Plan Termination. The Company further reserves the right to terminate the Plan in whole or in part, in the following manner, except that no such termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such termination complies with Codes § 409A and related regulations thereunder:

(1)
The Company, in its sole discretion, may terminate the Plan and distribute all vested Participants’ Accounts no earlier than twelve (12) calendar months from the date of the Plan termination and no later than twenty-four (24) calendar months from the date of the Plan termination, provided however that all other similar arrangements are also terminated by the Company and no other similar arrangements are adopted by the Company within a three year period from the date of termination; or

(2)
The Company may decide, in its sole discretion, to terminate the Plan in the event of a corporate dissolution taxed under Code § 331, or with the approval of a bankruptcy court, provided that the Participants vested Account balances are distributed to Participants and are included in the Participants’ gross income in the latest of: (i) the calendar year in which the termination occurs; (ii) the calendar year in which the amounts deferred are no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which payment is administratively practicable.

(d)
Plan Termination due to a Change-in-Control. The Company may decide, in its discretion, to terminate the Plan in the event of a Change-in-Control and distribute all vested Participants Account balances no earlier than thirty (30) days prior to the Change-in-Control and no later than twelve (12) months after the effective date of the Change-in-Control, provided however that the Company terminates all other similar arrangements. Any corporation or other business organization that is a successor to the Company by reason of a Change-in-Control shall have the right to become a party to the Plan by appropriate entity action.

ARTICLE VIII

Miscellaneous

(a)
Payments to Minors and Incompetents. If the Plan Administrator receives satisfactory evidence that a person who is entitled to receive any benefit under the Plan, at the time such benefit becomes available, is a minor or is physically unable or mentally incompetent to receive such benefit and to give a valid release therefore, and that another person or an institution is then maintaining or has custody of such person, and that no guardian committee, or other representative of the estate of such person shall have been duly appointed, the Plan Administrator may authorize payment of such benefit otherwise payable to such person to such other person or institution; and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

(b)
Plan Not a Contract of Employment. The Plan shall not be deemed to constitute a contract between the Company and any Participant, or to be consideration for the employment of any Participant. Nothing in the Plan shall give a Participant the right to be retained in the employ of the Company; all Participants shall remain subject to discharge or discipline as employees to the same extent as if the Plan had not been adopted.

(c)
No Interest in Assets. Nothing contained in the Plan shall be deemed to give any Participant any equity or other interest in the assets, business or affairs of the Company. No Participant in the Plan shall have a security interest in assets of the Company used to make contributions or pay benefits.

(d)
Recordkeeping. Appropriate records shall be maintained for the Plan, subject to the supervision and control of the Plan Administrator.

(e)
Non-Alienation of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. If any person entitled to benefits under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt shall be made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefits shall cease and terminate at the discretion of the Plan Administrator. The Plan Administrator may then hold or apply the same or any part thereof to or for the benefit of such person or any dependent or beneficiary of such person in such manner and proportions as it shall deem proper.

(f)
Indemnification. The Company shall supply full and timely information to the Committee and the Record Keeper on all matters as may be required properly to administer the Plan. The Committee and the Record Keeper and their respective employees, officers, directors, partners, agents, affiliates and representatives, from and against any and all claims, losses, liabilities, costs, damages and expenses (including without limitation reasonable attorneys’ fees) arising from any action or failure to act with respect to this Plan on account of such party’s services hereunder, excepting the case of gross negligence or willful misconduct.

(g)
State Law. This Plan shall be construed in accordance with the laws of Arizona.

(h)
Compliance with Code § 409A Notwithstanding any provision of the Plan to the contrary, all provisions of the Plan will be interpreted and applied to comply with the requirements of Code §409A and any regulations and applicable binding guidance so as to avoid adverse tax consequences. The provisions of this Plan shall be interpreted in a manner consistent with such intent. In furtherance thereof, to the extent that any provision hereof would otherwise result in the Participant being subject to payment of tax, interest and tax penalty under Code § 409A, the Company and Participant agree to amend this Plan in a manner that brings this Plan into compliance with Code § 409A and preserves to the maximum extent possible the economic value of the relevant payment or benefit under this Plan to the Participant. No provision of the Plan, however, is intended or shall be interpreted to create any right with respect to the tax treatment of the amounts paid or payable hereunder, and neither the Company nor is successors shall under any circumstances have any liability to a Participant or Beneficiary for any taxes, penalties or interest due on amounts paid or payable under the Plan, including taxes, penalties or interest imposed under Code § 409A.

(i)
Liability Limited. In administering the Plan, neither the Plan Administrator nor any officer, director or employee thereof, shall be liable for any act or omission performed or omitted, as the case may be, by such person with respect to the Plan. The Plan Administrator, its officers, directors and employees shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports that shall be furnished by any actuary, accountant, trustee, insurance company, consultant, counsel or other expert who shall be employed or engaged by the Plan Administrator in good faith.

(j)
Protective Provisions. Each Participant shall cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Plan Administrator may deem necessary and taking such other relevant action as may be requested by the Plan Administrator. If a Participant refuses so to cooperate or makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his/her beneficiary, provided that, in the Plan Administrator’s sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of such action, misstatement or nondisclosure.